Exhibit 99.1

Rainbow National Services LLC and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

As of March 31, 2008 and December 31, 2007 and for the

Three Months Ended March 31, 2008 and 2007

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	March 31,	December 31,
	2008	2007

ASSETS
Current Assets:
Cash and cash equivalents	$29,125	$51,992
Accounts receivable, trade (less allowance for doubtful accounts of $1,720 and $1,639)	154,939	145,961
Accounts receivable-affiliates, net	1,683	1,625
Program rights, net	119,221	117,365
Prepaid expenses and other current assets	13,847	16,891
Deferred tax asset	1,047	1,207
Total current assets	319,862	335,041

Property and equipment, net of accumulated depreciation of $21,133 and $19,984	27,874	27,277
Program rights, net	397,534	392,969
Deferred carriage fees, net	121,801	126,936
Deferred financing costs, net of accumulated amortization of $7,577 and $6,945	13,069	13,701
Affiliation agreements, advertiser relationships and other intangibles, net of accumulated amortization of $432,596 and $419,107	264,011	277,500
Excess costs over fair value of net assets acquired	50,957	50,957
Other assets	18,204	18,028
	$1,213,312	$1,242,409
LIABILITIES AND MEMBER’S DEFICIENCY
Current Liabilities:
Accounts payable	$26,750	$16,508
Accrued liabilities:
Interest	6,168	21,886
Employee related costs	10,865	18,168
Deferred carriage fees payable	18,380	18,873
Other accrued expenses	8,038	8,233
Accounts payable to affiliates, net	19,016	26,756
Program rights obligations	98,735	99,814
Deferred revenue	12,552	13,688
Capital lease obligations	716	737
Bank debt	25,000	25,000
Total current liabilities	226,220	249,663

Program rights obligations	293,090	296,529
Deferred tax liability, net	103,077	102,510
Capital lease obligations	15,295	15,492
Senior notes	298,812	298,745
Senior subordinated notes	323,374	323,311
Bank debt	468,750	475,000
Other liabilities	13,434	15,005
Total liabilities	1,742,052	1,776,255
Commitments and contingencies
Member’s deficiency	(528,740)	(533,846)
	$1,213,312	$1,242,409

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Three Months Ended March 31, 2008 and 2007

(Dollars in thousands)

(unaudited)

	2008	2007

Revenues, net	$178,530	$158,307

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	47,016	47,230
Selling, general and administrative	58,634	37,877
Restructuring charges	327	378
Depreciation and amortization	14,700	15,181
	120,677	100,666

Operating income	57,853	57,641

Other income (expense):
Interest expense	(23,685)	(29,453)
Interest income	599	183
Miscellaneous, net	(264)	3
	(23,350)	(29,267)

Income before income taxes	34,503	28,374
Income tax expense	(12,910)	(11,079)
Net income	$21,593	$17,295

See accompanying notes to

 condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF MEMBER’S DEFICIENCY

Three Months Ended March 31, 2008

(Dollars in thousands)

(unaudited)

Balance, December 31, 2007	$(533,846)

Capital distributions	(29,000)
Capital contributions	12,513
Net income	21,593

Balance, March 31, 2008	$(528,740)

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2008 and 2007

(Dollars in thousands)

(unaudited)

	2008	2007
Cash flows from operating activities:
Net income	$21,593	$17,295
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,700	15,181
Cablevision share-based compensation expense allocations	1,331	2,506
Amortization of program rights	31,629	28,483
Amortization of deferred carriage fees	5,255	5,212
Amortization of deferred financing costs and discounts on indebtedness	762	905
Provision for doubtful accounts	310	84
Investment securities received from a customer bankruptcy settlement	—	(455)
Unrealized loss on investment securities	—	13
Unrealized foreign currency transaction loss, net	72	40
Deferred income tax expense	727	897
Changes in assets and liabilities:
Accounts receivable, trade	(9,360)	1,233
Accounts receivable-affiliates, net	(58)	396
Prepaid expenses and other assets	2,868	(5,683)
Acquisition of program rights	(38,050)	(20,227)
Deferred carriage fees	(120)	(40)
Accounts payable and accrued expenses	(14,110)	(14,957)
Accounts payable-affiliates, net	3,411	9,507
Program rights obligations	(4,518)	(13,687)
Deferred carriage fees payable	(493)	40
Other long-term liabilities	(1,571)	(4,678)
Net cash provided by operating activities	14,378	22,065

Cash flows from investing activities:
Capital expenditures	(1,777)	(116)
Net cash used in investing activities	(1,777)	(116)

Cash flows from financing activities:
Cash distributions to parent	(29,000)	(40,820)
Proceeds from bank debt	—	18,000
Repayment of bank debt	(6,250)	(5,000)
Principal payments on capital lease obligations	(218)	(259)
Net cash used in financing activities	(35,468)	(28,079)

Net decrease in cash and cash equivalents	(22,867)	(6,130)

Cash and cash equivalents at beginning of period	51,992	7,919

Cash and cash equivalents at end of period	$29,125	$1,789

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(unaudited)

NOTE 1.                                                 BUSINESS

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”).  Rainbow Programming Holdings LLC (“Rainbow Programming Holdings”), an indirect wholly-owned subsidiary of Cablevision, owns 100% of the membership interests in the Company.  The Company is a holding company with no independent operations of its own.  Its subsidiaries include entities that principally own nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE tv and IFC.  The Company’s unaudited condensed consolidated financial statements have been derived from the condensed consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations.  The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.

NOTE 2.                                                 BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for interim financial information as required by the Company’s indentures even though the Company is not a reporting company under the Securities Exchange Act of 1934.  Accordingly, these unaudited condensed consolidated financial statements do not include all the information and notes required for complete annual financial statements.

The condensed consolidated financial statements as of March 31, 2008 and for the three months ended March 31, 2008 and 2007 presented herein are unaudited; however, in the opinion of management, such condensed consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.  All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2008.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2007.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

Comprehensive income for the three months ended March 31, 2008 and 2007 equals net income for the same periods.

NOTE 3.                                                 CASH FLOWS

For purposes of the unaudited condensed consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

During the three months ended March 31, 2008 and 2007, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Three Months Ended March 31,
	2008	2007
Non-Cash Investing and Financing Activities:
Deemed capital contributions from affiliate related to income taxes	$11,182	$9,414
Deemed capital distribution to affiliate for adjustment to intangible asset basis	—	(1,629)

Supplemental Data:
Cash interest paid	38,641	48,156
Income taxes paid	563	1,020

In the first quarter of 2007, an adjustment of $1,629 was recorded to reduce excess costs over the fair value of net assets acquired that was pushed down to the Company from Rainbow Media Holdings LLC, the Company’s indirect parent, in prior years.  This adjustment to basis was recorded as a deemed capital distribution to Rainbow Media Holdings LLC amounting to $1,064 in addition to the reduction of the related deferred income tax liability of $565.

NOTE 4                 RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS AND RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

Recently Adopted Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“Statement No. 157”).  Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Under Statement No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts.  It also clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability.  This Statement applies under other accounting pronouncements that require or permit fair value measurements.  Accordingly, this Statement does not require any new fair value measurements.  Statement No. 157 became effective for the Company on January 1, 2008 with respect to financial assets and financial liabilities.   The FASB has deferred the adoption of Statement No. 157

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

for nonfinancial assets and nonfinancial liabilities which will be effective for the Company on January 1, 2009.  The adoption of Statement No. 157 by the Company had no impact on the Company’s consolidated financial statements with respect to financial assets and financial liabilities.   The Company has not yet determined the impact of Statement No. 157 as it relates to nonfinancial assets and nonfinancial liabilities on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 (“Statement No. 159”).  Statement No. 159 permits entities to elect, at specified election dates, to measure eligible financial instruments and certain other items at fair value.  An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred.  Statement No. 159 became effective as of January 1, 2008 for the Company.  The adoption of Statement No. 159 did not have any impact on the Company’s financial position or results of operations as of and for the three months ended March 31, 2008 as the Company did not elect to measure any eligible financial instruments or certain other items at fair value.

Recently Issued Accounting Pronouncements Not Yet Adopted

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“Statement No. 161”).  Statement No. 161 requires specific disclosures regarding the location and amounts of derivative instruments in the Company’s financial statements; how derivative instruments and related hedged items are accounted for; and how derivative instruments and related hedged items affect the Company’s financial position, financial performance, and cash flows. Statement No. 161 is effective for the Company on January 1, 2009. Early application is permitted. Because the provisions of Statement No. 161 will impact the way the Company discloses its derivative instruments in its financial statements and not the accounting treatment for these instruments, the Company does not believe the adoption of Statement No. 161 will have an impact on the Company’s financial position or results of operations.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 142-3, Determination of the Useful Life of Intangible Assets.  FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets.  FSP No. FAS 142-3 is effective for the Company on January 1, 2009.  The Company has not yet determined the impact FSP No. FAS 142-3 will have on its consolidated financial statements.

NOTE 5.                INCOME TAXES

The Company is a single-member limited liability company, indirectly wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a taxable corporation.  RME, a direct wholly-owned subsidiary of Rainbow Media Holdings LLC, is an indirect wholly-owned subsidiary of Cablevision.  As such, the Company is treated as a division of RME and is included in the consolidated income tax return of Cablevision for federal and state income tax purposes.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

Accordingly, based upon the provisions of SFAS No. 109, Accounting for Income Taxes, the income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

The income tax expense for the three months ended March 31, 2008 and 2007 of $12,910 and $11,079 respectively, differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of state income taxes.

Since there is no tax sharing agreement in place between the Company and Cablevision, allocable current income tax liabilities calculated on a stand-alone company basis that the Company does not pay directly have been reflected as deemed capital contributions to the Company from its parent. Such contributions amounted to $11,182 and $9,414 for the three months ended March 31, 2008 and 2007, respectively.

NOTE 6.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at March 31, 2008 and December 31, 2007:

	March 31, 2008	December 31, 2007

Gross carrying amount of amortizable intangible assets
Affiliation agreements	$597,156	$597,156
Advertiser relationships	90,738	90,738
Other intangibles	8,713	8,713
	696,607	696,607

Accumulated amortization
Affiliation agreements	(375,050)	(364,023)
Advertiser relationships	(48,833)	(46,371)
Other intangibles	(8,713)	(8,713)
	(432,596)	(419,107)
Amortizable intangible assets, net of accumulated amortization	$264,011	$277,500

Indefinite-lived intangible assets
Excess costs over the fair value of net assets acquired	$50,957	$50,957

Total intangible assets, net	$314,968	$328,457

Aggregate amortization expense for the three months ended March 31, 2008	$13,489

Estimated amortization expense
Year ending December 31, 2008	$53,796
Year ending December 31, 2009	52,487
Year ending December 31, 2010	51,531
Year ending December 31, 2011	51,531
Year ending December 31, 2012	46,369

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

NOTE 7.                SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which includes AMC and WE tv) and IFC.  These reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit and restructuring charges or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income, an accepted GAAP measure.  Information as to the operations of the Company’s reportable business segments is set forth below.

	Three Months Ended March 31,
	2008	2007
Revenues, net
AMC Networks	$151,459	$133,859
IFC	27,071	24,448
Total	$178,530	$158,307

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income

	Three Months Ended March 31,
	2008	2007
Adjusted operating cash flow
AMC Networks	$67,431	$68,252
IFC	6,780	7,454
Total	$74,211	$75,706

	Three Months Ended March 31,
	2008	2007
Depreciation and amortization
AMC Networks	$(13,726)	$(14,144)
IFC	(974)	(1,037)
Total	$(14,700)	$(15,181)

	Three Months Ended March 31,
	2008	2007
Share-based compensation expense
AMC Networks	$(1,086)	$(2,003)
IFC	(245)	(503)
Total	$(1,331)	$(2,506)

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Restructuring charges
AMC Networks	$(223)	$(378)
IFC	(104)	—
Total	$(327)	$(378)

	Three Months Ended March 31,
	2008	2007
Operating income
AMC Networks	$52,396	$51,727
IFC	5,457	5,914
Total	$57,853	$57,641

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Three Months Ended March 31,
	2008	2007
Income before income taxes
Total operating income for reportable segments	$57,853	$57,641
Items excluded from operating income:
Interest expense	(23,685)	(29,453)
Interest income	599	183
Miscellaneous, net	(264)	3
Income before income taxes	$34,503	$28,374

	March 31,	December 31,
	2008	2007
Assets
AMC Networks	$1,728,756	$1,687,942
IFC	256,074	256,887
RNS Parent	41,980	65,669
Deferred tax asset	1,047	1,207
Intersegment eliminations (1)	(814,545)	(769,296)
	$1,213,312	$1,242,409

(1)          Primarily represents intercompany receivables from RNS Parent recorded on the balance sheets of AMC Networks and IFC.

	Three Months Ended March 31,
	2008	2007
Capital expenditures
AMC Networks	$1,191	$62
IFC	586	54
Total	$1,777	$116

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

Concentrations of Credit Risk

The Company had three customers that in the aggregate accounted for approximately 34% and 31% of the Company’s consolidated net trade receivable balances at March 31, 2008 and December 31, 2007, respectively, which exposes the Company to a concentration of credit risk.  These customers in the aggregate accounted for approximately 37% and 39% of the Company’s net revenues for the three months ended March 31, 2008 and 2007, respectively.

NOTE 8.                LEGAL MATTERS

The Company is party to various claims in the ordinary course of business.  Although the outcome of these matters cannot be predicted with certainty and the impact of the final resolution of these matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of its members, has alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in its catalog. BMI agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters were submitted to a Federal Rate Court.  The interim fees paid to BMI remain subject to retroactive adjustment until such time as either a final decision is made by the Court or an agreement is reached by the parties.

Accounting Related Investigations

In June 2003, Cablevision reported that it had discovered certain improper expense accruals primarily at its national programming services.  The improper expense recognition matter has been the subject of investigations by the SEC and the U.S. Attorney’s Office for the Eastern District of New York.  The SEC is continuing to investigate the improper expense recognition matter and Cablevision’s timing of recognition of launch support, marketing and other payments under affiliation agreements.

Stock Option Related Matters

Cablevision and CSC Holdings announced on August 8, 2006 that, based on a voluntary review of past practices in connection with grants of stock options and stock appreciation rights (“SARs”), they had determined that the grant date and exercise price assigned to a number of their stock option and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the fair market value of Cablevision’s common stock on the actual grant date.  The review was conducted with a law firm that was not previously involved with the Cablevision stock option plans.  Cablevision and CSC Holdings have advised the SEC and the U.S.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

Attorney’s Office for the Eastern District of New York of these matters and each has commenced an investigation.  Cablevision and CSC Holdings have received a grand jury subpoena from the U.S. Attorney’s Office for the Eastern District of New York seeking documents related to the stock option issues. Cablevision and CSC Holdings have also received a document request from the SEC relating to its informal investigation into these matters.  Cablevision and CSC Holdings continue to fully cooperate with such government investigations.

NOTE 9.                                                 SUBSEQUENT EVENTS

On May 6, 2008, Rainbow Media Holdings LLC entered into an agreement to acquire Sundance Channel L.L.C. (“Sundance”) from General Electric Company’s NBC Universal, CBS Corporation’s Showtime Networks, and entities controlled by Robert Redford.  The purchase price of $496,000 (subject to customary working capital adjustments) will be paid through an exchange of approximately 12.7 million shares of common stock of General Electric Company held by Rainbow Media Holdings LLC, with a cash adjustment at closing based upon the value of the General Electric Company shares in relation to the total purchase price.  Under the transaction structure, General Electric Company will receive all of the General Electric Company common stock and the CBS and Redford entities will receive cash in exchange for their interest in Sundance.  The transaction is expected to be an exchange of the General Electric Company shares that is tax free to Cablevision.  Cablevision also expects to receive a full step up in the tax basis of Sundance.  In connection with the exchange of the General Electric Company shares, Cablevision will repay the fair value of the monetization debt and settle the related equity derivative contracts associated with those shares.  The cash portion of the purchase price and the repayment of the monetization indebtedness and the settlement of the associated equity derivative contracts are expected to be satisfied with cash on hand and/or borrowings under either the Company or CSC Holdings revolving credit agreements.

Consummation of the transaction is subject to customary closing conditions, including receipt of regulatory approvals.